Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                     March, 2002
  Distribution Date                                                                                                         4/15/02
  Transaction Month                                                                                                               3


 I. ORIGINAL DEAL PARAMETERS
 ---------------------------
                                        Dollar Amount         # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $26,577,751.92               $14,083.43          $26,591,835.35
  Repurchased Loan Proceeds Related to Interest                          34,374.87                     0.00               34,374.87
                                                                         ---------                     ----               ---------
      Total                                                         $26,612,126.79               $14,083.43          $26,626,210.22

  Servicer Advances:
  Principal Advances                                                         $0.00               $27,928.73              $27,928.73
  Interest Advances                                                   6,122,560.39                 1,841.21            6,124,401.60
                                                                      ------------                 --------            ------------
      Total                                                          $6,122,560.39               $29,769.94           $6,152,330.33

  Principal:
  Principal Collections                                            $124,183,057.25              $466,884.96         $124,649,942.21
  Prepayments in Full                                                51,801,268.22                92,506.27           51,893,774.49
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,997,030.08                     0.00            2,997,030.08
  Payahead Draws                                                              0.00                25,077.40               25,077.40
                                                                              ----                ---------               ---------
      Total                                                        $178,981,355.55              $584,468.63         $179,565,824.18

  Liquidation Proceeds                                                                                                  $919,956.10
  Recoveries from Prior Month Charge-Offs                                                                                  3,445.14
                                                                                                                           --------
      Total Principal Collections                                                                                   $180,489,225.42

  Principal Losses for Collection Period                                                                              $1,669,332.40
  Total Regular Principal Reduction                                                                                 $181,263,085.31

  Total Collections                                                                                                 $213,267,765.97

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $213,267,765.97
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $213,267,765.97

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     March, 2002
  Distribution Date                                                                                                         4/15/02
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,704,492.69        $4,704,492.69                $0.00
   Amount per $1,000 of Original Balance               0.80                 0.80                 0.00

Net Swap Payment                              $2,508,076.40

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $536,313.45          $536,313.45               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,095,416.67         1,095,416.67                0.00                 0.00                0.00
   Class A2 B Notes                   2,669,444.44         2,669,444.44                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   3,026,633.33         3,026,633.33                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $11,728,217.04       $11,728,217.04               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----
  Total Note and Cert. Interest:    $12,306,797.04       $12,306,797.04               $0.00                $0.00               $0.00

  Total Available for Principal Distribution  $193,748,399.84

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       12,163,693.05
   Third Priority Distribution Amount       115,716,000.00
   Regular Principal Distribution Amount    214,326,690.23
                                            --------------
     Principal Distribution Amount         $342,206,383.28

  Noteholder Principal Distributions:
   Class A1 Notes                                       $193,748,399.84
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $193,748,399.84

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $193,748,399.84

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $213,267,765.97
  Total Distribution (incl. Servicing Fee) $213,267,765.97

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     March, 2002
  Distribution Date                                                                                                         4/15/02
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $267.24                   $0.74                  $267.98
  Class A2 A Notes                                               0.00                    1.99                     1.99
  Class A2 B Notes                                               0.00                    1.72                     1.72
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.74                     1.74
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $33.49                   $2.03                   $35.51

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $32.83                   $2.09                   $34.92

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $5,402,972,383.28       0.9338387                $5,209,223,983.44       0.9003517
  Class A1 Notes                              342,206,383.28       0.4720088                   148,457,983.44       0.2047696
  Class A2 A Notes                            550,000,000.00       1.0000000                   550,000,000.00       1.0000000
  Class A2 B Notes                          1,550,000,000.00       1.0000000                 1,550,000,000.00       1.0000000
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $5,518,688,383.28       0.9351360                $5,324,939,983.44       0.9023056

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.94%                                           6.95%
  Weighted Average Remaining Maturity (WAM)             48.90                                           48.10
  Remaining Number of Receivables                     356,305                                         350,959
  Portfolio Receivable Balance              $5,645,391,230.14                               $5,464,128,144.83

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $24,641,282.21
  Specified Credit Enhancement Amount                                                                        $54,641,281.45
  Yield Supplement Overcollateralization Amount                                                             $189,035,454.60
  Target Level of Overcollateralization                                                                     $213,676,736.81

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     March, 2002
  Distribution Date                                                                                                         4/15/02
  Transaction Month                                                                                                               3


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $919,956.10
  Recoveries from Prior Month Charge-Offs                                                                                 $3,445.14
  Total Principal Losses for Collection Period                                                                        $1,669,332.40
  Charge-off Rate for Collection Period (annualized)                                                                          0.16%
  Cumulative Net Losses for all Periods                                                                               $1,270,524.19


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,929                $46,449,356.91
  61-90 Days Delinquent                                                                           360                 $5,888,237.85
  91-120 Days Delinquent                                                                          116                 $1,886,726.97
  Over 120 Days Delinquent                                                                          2                    $28,968.87

  Repossesion Inventory                                                                           230                 $3,839,029.00


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0207%
  Preceding Collection Period                                                                                               0.0885%
  Current Collection Period                                                                                                 0.1611%
  Three Month Average                                                                                                       0.0901%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0055%
  Preceding Collection Period                                                                                               0.1010%
  Current Collection Period                                                                                                 0.1362%
  Three Month Average                                                                                                       0.0809%

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     March, 2002
  Distribution Date                                                                                                         4/15/02
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $8,530,907.31                    $98,508.43
  New Advances                                                                           6,072,096.63                     29,756.57
  Servicer Advance Recoveries                                                            3,368,778.09                     33,728.65
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $11,234,225.85                    $94,536.35

  Current Month Interest Advances for Prepaid Loans                                        $50,463.76                        $13.37

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $89,316.17
  Additional Payaheads                                                                                                   104,183.77
  Payahead Draws                                                                                                         118,849.13
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                        $74,650.81



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